UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

LEE ENTERPRISES, INCORPORATED
(Exact name of Registrant as specified in its charter)
____________________

Delaware	42-0823980
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801
(Address of Principal Executive Offices)

AMENDED AND RESTATED
LEE ENTERPRISES, INCORPORATED
1990 LONG-TERM INCENTIVE PLAN
(Effective October 1, 1999,
as amended effective December 4, 2014)
(Full title of the plan)
____________________

Carl G. Schmidt
Vice President, Chief Financial Officer and Treasurer
Lee Enterprises, Incorporated
201 N. Harrison Street, Ste. 600
Davenport, IA 52801
(Name and address of agent for service)

(563)383-2100
(Telephone number, including area code, of agent for service)
____________________
Please send copies of all communications to:

C. D. Waterman III
Lane & Waterman LLP
220 N. Main Street, Ste. 600
Davenport, IA 52801-1987

As Filed with the Securities and Exchange Commission
On June 15, 2015
____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
____________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $0.01 per share, issuable under the Amended and Restated Lee Enterprises, Incorporated Long-Term Incentive Plan	3,000,000	$3.13	$9,390,000	$1,091.12
Preferred Share Purchase Rights	3,000,000	$0.00(3)	N/A	N/A

Notes:

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock in respect of the securities identified in the above table as a result of any stock split, stock dividend, recapitalization or other similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the high and the low prices of Lee Enterprises, Incorporated Common Stock on the New York Stock Exchange on June 12, 2015, which was $3.13.

(3)
Preferred Share Purchase Rights registered hereunder initially are attached to and trade with the shares of Common Stock being registered under this Registration Statement. The value attributed to such rights, if any, is reflected in the market price of the Common Stock. See Exhibit 4.1 to the Exhibit Index for this Registration Statement at page 3.

2

Explanatory Note

Lee Enterprises, Incorporated (the “Company”) is filing this Registration Statement on Form S-8 to register 3,000,000 additional shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), authorized for issuance under the Company’s 1990 Long-Term Incentive Plan (effective October 1, 1999, as amended December 4, 2014 (the “Plan”)). This Common Stock is in addition to an aggregate of 4,380,340 shares of Common Stock previously registered on the Company’s Form S-8 filed on March 31, 1992 (Commission File No. 33-467078), Form S-8 filed on March 28, 2006 (Commission File No. 333-132767), and Form S-8 filed on June 30, 2010 (Commission File No. 333-167908) (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made a part of this Registration Statement, except as amended.

The Company is also registering an additional 3,000,000 Preferred Share Purchase Rights (“Preferred Share Purchase Rights”) on this Form S-8, authorized for issuance under the Rights Agreement between the Company and Wells Fargo Bank, N.A. (as successor rights agent to The First Chicago Trust Company of New York, the “Rights Agent”), dated as of May 7, 1998 (the “Rights Agreement”), as amended by Amendment No. 1 to the Rights Agreement, dated as of January 1, 2008, between the Company and Wells Fargo Bank, N.A. (as the Rights Agent) (the “Amended Rights Agreement”). The Amended Rights Agreement is an amendment to the Rights Agreement, with respect to which the Company filed, on May 26, 1998, a registration on Form 8-A12B, File No. 001-06227, as supplemented by Form 8-A/A, Amendment No. 1, filed with the Commission on January 11, 2008.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.	Interests of Named Experts and Counsel.

Attorneys at Lane & Waterman LLP, which is delivering the opinion filed as Exhibit 5.1 to this Registration Statement, beneficially owned, as of May 26, 2015, 21,177 shares of the Company’s Common Stock. At the time of rendering its opinion, Lane & Waterman LLP is deemed to have a substantial interest in the Company, as defined by the rules of the Commission, in that the $66,284 fair market value of the 21,177 shares in the aggregate of the Company’s Common Stock beneficially owned by the firm exceeds the $50,000 threshold for a substantial interest in the Company established by the Commission. These amounts are expected to change from time to time. C. D. Waterman III, a partner in said firm, is the secretary of the Company.

Item 8.	Exhibits.

Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by the Company with the Commission, as indicated. All other documents listed are filed with this Registration Statement on Form S-8.

Exhibit Number	Description

*3.1	Amended and Restated Certificate of Incorporation of Lee Enterprises, Incorporated, effective as of January 30, 2012 (Exhibit 3.1 to Quarterly Report on Form 8-K filed on February 3, 2012)

*3.2	Amended and Restated By-Laws of Lee Enterprises, Incorporated effective as of May 2, 2013 (Exhibit 3.1 to Form 8-K filed May 7, 2013)

*4.1
The description of the Company's preferred stock purchase rights contained in its report on Form 8-A filed on May 26, 1998, and related Rights Agreement, dated as of May 7, 1998 (“Rights Agreement”), between the Company and The First Chicago Trust Company of New York (“First Chicago”), as amended by Amendment No. 1 to the Rights Agreement dated January 1, 2008 between the Company and Wells Fargo Bank, N.A. (as successor rights agent to First Chicago) contained in the Company's report on Form 8-K filed on January 11, 2008 as Exhibit 4.2, and the related form of Certificate of Designation of the Preferred Stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C, included as Exhibit 1.1 to the Company's registration statement on Form 8-A filed on May 26, 1998 (File No. 1-6227), as supplemented by Form 8-A/A, Amendment No. 1, filed on January 11, 2008

5.1	Opinion of Lane & Waterman LLP

23.1	Consent of Lane & Waterman LLP (included in Exhibit 5.1)

3

Exhibit Number	Description

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.3	Consent of Baker Tilly Virchow Krause, LLP, Independent Registered Public Accounting Firm

24.1	Powers of Attorney

*99.1
Amended and Restated Lee Enterprises, Incorporated 1990 Long-Term Incentive Plan (effective October 1, 1999, as amended effective December 4, 2015) (incorporated by reference to Exhibit 10.1 of the Quarterly Report on Form 10-Q as filed on May 8, 2015)

4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Davenport and State of Iowa on the 15th day of June 2015.

LEE ENTERPRISES, INCORPORATED
(Registrant)
Date: June 15, 2015
	By:	/s/ Ronald A. Mayo
Ronald A. Mayo
Vice President, Chief Financial Officer, and Treasurer
(Principal Financial and Accounting Officer)

/s/ Mary E. Junck		/s/ Ronald A. Mayo
Mary E. Junck		Ronald A. Mayo
Chairman, President and Chief Executive Officer		Vice President, Chief Financial Officer and Treasurer
(Principal Executive Officer)		(Principal Financial and Accounting Officer)
Director

*		*
Richard R. Cole		Nancy S. Donovan
Director		Director

*		*
Leonard J. Elmore		William E. Mayer
Director		Director

*		*
Herbert W. Moloney III		Andrew E. Newman
Director		Director

*		*
Brent Magid		Gregory P. Schermer
Director		Director

*
Mark B. Vittert
Director

* By:	/s/ Mary E. Junck
Mary E. Junck, as Attorney in Fact
pursuant to Powers of Attorney attached
as Exhibit 24.1

5

Exhibit 5.1 - Opinion of Lane & Waterman LLP

Joe R. Lane (1858-1931)
Charles M. Waterman (1847-1924)
C. Dana Waterman III
Terry M. Giebelstein*
Rand S. Wonio
Curtis E. Beason
Robert V. P. Waterman, Jr.*
R. Scott Van Vooren*
Richard A. Davidson*
Michael P. Byrne*
Edmund H. Carroll*
Theodore F. Olt III*
Jeffrey B. Lang*
Judith L. Herrmann*
Robert B. McMonagle*
Christopher J. Curran*
Joseph C. Judge*
Jason J. O'Rourke*
Troy A. Howell*
Diane M. Reinsch*
Catherine E. E. Hult*
Mikkie R. Schiltz*
Diane E. Puthoff*
Wendy S. Meyer*
Ian J. Russell*
Benjamin J. Patterson*
Douglas R. Lindstrom, Jr.*
Rian D. Waterman*

___________________________

220 North Main Street, Suite 600
Davenport, Iowa 52801-1987
Telephone (563) 324-3246
Fax (563) 324-1616

Writer's Direct Dial: (563) 333-6623
E-Mail Address:  ecarroll@l-wlaw.com
www.L-WLaw.com

June 15, 2015

Abbey C. Furlong*
Samuel J. Skorepa*
Kurt P. Spurgeon*
Joshua J. McIntyre*
Brett R. Marshall*
Kyle R. Day*
Andrea D. Mason*
James W. White*

Registered Patent Attorney
April A. Price*

Of Counsel
Robert A. Van Vooren*
Thomas N. Kamp
William C. Davidson*
Charles E. Miller*
James A. Mezvinsky
David A. Dettmann*
Michael L. Noyes
Jeffrey W. Paul*

   *Also Admitted in Illinois

Illinois Office
3551 7th Street, Suite 110
Moline, IL  61265

Lee Enterprises, Incorporated
201 N. Harrison Street
Davenport, IA 52801

Ladies and Gentlemen:

RE:   Lee Enterprises, Incorporated Registration Statement on Form S-8

We have examined the Registration Statement on Form S-8 (the “Registration Statement”), of Lee Enterprises, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to 3,000,000 shares of the Company’s Common Stock, par value $0.01 per share (the “Shares”), available for issuance under the Amended and Restated Lee Enterprises, Incorporation 1990 Long-Term Incentive Plan (effective October 1, 1999, as amended and restated on December 4, 2014, the “LTIP”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the LTIP and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below.  In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.  We have also assumed that there are no agreements or understandings between or among the Company and any participants in the Plan that would expand, modify or otherwise affect the term of the LTIP or the respective rights or obligations of the participants thereunder.

Lee Enterprises, Incorporated
June 15, 2015

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the terms set forth in the LTIP and against payment therefor, and when the Registration Statement has become effective under the Securities Act, will be validly issued, fully paid and non-assessable.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the Delaware General Corporation Law (the “DGCL”).  This opinion is limited to the effect of the current state of the DGCL and to the facts as they currently exist.  We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof.  In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission.

Sincerely,

/s/ Lane & Waterman LLP

Exhibit 23.1 - Consent of Lane & Waterman LLP

Consent of Lane & Waterman LLP

See Exhibit 5.1.

Exhibit 23.2 - Consent of KPMG LLP

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Lee Enterprises, Incorporated:

We consent to the use of our reports dated December 12, 2014, with respect to the consolidated balance sheets of Lee Enterprises, Incorporated as of September 28, 2014 and September 29, 2013, and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity (deficit), and cash flows for the 52-week periods ended September 28, 2014 and September 29, 2013, and the 53-week period ended September 30, 2012, and the effectiveness of internal control over financial reporting as of September 28, 2014, incorporated herein by reference.

/s/ KPMG LLP

Chicago, Illinois
June 15, 2015

Exhibit 23.3 - Consent of Baker Tilly Virchow Krause, LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement to Form S-8 of Lee Enterprises, Incorporated and Subsidiaries of our report dated November 25, 2014, relating to our audits of the consolidated financial statements of Madison Newspapers, Inc. and Subsidiary, which appears in Lee Enterprises Incorporated's Annual Report on Form 10-K for the years ended September 28, 2014 and September 29, 2013.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Madison, Wisconsin
June 15, 2015

Exhibit 24.1 - Powers of Attorney

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mary E. Junck and Carl G. Schmidt, and each of them severally, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place, and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents, or any of them, or of his or her substitute or substitutes, may lawfully do to cause to be done by virtue hereof. These Powers of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Mary E. Junck	/s/ Carl G. Schmidt
Mary E. Junck	Carl G. Schmidt
Chairman, President and Chief Executive Officer	Vice President, Chief Financial Officer and Treasurer
(Principal Executive Officer)	(Principal Financial and Accounting Officer)

Signature	Date

s/ Richard R. Cole	May 26, 2015
Richard R. Cole, Director

/s/ Nancy S. Donovan	May 26, 2015
Nancy S. Donovan, Director

/s/ Leonard J. Elmore	May 26, 2015
Leonard J. Elmore, Director

/s/ Brent Magid	May 26, 2015
Brent Magid, Director

/s/ William E. Mayer	May 26, 2015
William E. Mayer, Director

/s/ Herbert W. Moloney III	May 26, 2015
Herbert W. Moloney III, Director

/s/ Andrew E. Newman	May 26, 2015
Andrew E. Newman, Director

/s/ Gregory P. Schermer	May 26, 2015
Gregory P. Schermer, Director

/s/ Mark B. Vittert	May 26, 2015
Mark B. Vittert, Director